EXHIBIT 99.1

TOR Minerals International to Report Third Quarter 2012 Financial Results

CORPUS CHRISTI, Texas, October 11, 2012 - TOR Minerals International (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, announced today that the Company plans to release results for its third quarter 2012 after the Market closes on Thursday, October 25, 2012.  Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central, that day to discuss the Company's results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 401518.  A live and archived webcast of the conference call will be available via the News section of the company's website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact for Further Information
Dave Mossberg,
Three Part Advisors, LLC
817 310-0051